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                                                         EXHIBIT 99.(8)(a)(i)



                      [G.T. GLOBAL MUTUAL FUNDS LETTERHEAD]


VIA FEDERAL EXPRESS
-------------------

Sharon Baker Morin, Esq.
State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171-2197

Dear Sharon:

     Pursuant to Section 17 of the Custodian Contract between State Street Bank and Trust Company ("State Street") and G.T. Global Growth Series, dated as of September 15, 1988 we request that G.T. Global: America Small Cap Growth Fund ("Small Cap") and G.T. Global: America Value Fund ("Value") be added as Portfolios governed by that Custodian Contract. The addition of Small Cap and Value is effective as of August 1, 1995. Please indicate State Street's acceptance of this request by having a duly authorized officer of State Street sign in the space indicated below.

                                        Sincerely,

                                        G.T. Global Growth Series

                                        /s/ Peter R. Guarino
                                        -------------------------
                                        Name  Peter R. Guarino

                                        Assistant Secretary
                                        -------------------------
                                        Title





Accepted by State Street
Bank and Trust Company

/s/ Ronald E. Logue
------------------------------
Name

Executive Vice President
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Title